CONSULTANT AGREEMENT AMENDMENT

CONSULTANT AGREEMENT AMENDMENT (this “Amendment”) dated as of  May 17, 2005, and with an effective date of May 17, 2005 (“Effective Date”) between Markland Technologies, Inc. (including, as the context may require, its subsidiaries, the “Company”), a Florida corporation, and Verdi Consulting, Inc. (the “Consultant”), located in East Greenwich, Rhode Island, 02818.

WHEREAS, the Company and Consultant had previously entered into an employment agreement dated January 3, 2005 (the “Agreement”); and

WHEREAS, pursuant to the Agreement, the Consultant is entitled to receive, from time to time, grants of the Company’s common stock; and

WHEREAS, the Company and Consultant wish to amend the Agreement in order to accelerate the remaining grant of the Company’s common stock under the Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.

That Section 4(d) of the Agreement be amended to redefine date of Grant Five to May 16, 2005 so that, as amended, said Section shall be and read in its entirety as follows:

Initial Grant of Stock - The company agrees to conditionally grant to Consultant shares of common stock in the Company (the “Common Stock”) at five different periods:
(i) the first (“Grant One”) being upon the conclusion of  a 90 day period following the Effective Date, (ii) the second (“Grant Two”) being upon the conclusion of a 180 day period following the Effective Date, (iii) the third (“Grant Three”) being upon the conclusion of  a  210 day period following the Effective Date, (iv) the fourth (“Grant Four”) being upon conclusion of a 1 year period following the Effective Date , and the fifth (“Grant Five”) being on May 17, 2005 (Grant One, Grant Two, Grant Three, Grant Four, Grant Five, Grant Six and Grant Seven may be referred to as “Grant” or “Grants”).  Each Grant shall be equivalent to a “Stock Percentage” of the Common Stock Equity of the Company (defined below) calculated as of the “Final Date” associated with that Grant, as follows:

Grant	Stock Percentage	Final Date
Grant One	2.5	April 1, 2004

Grant Two	1.00%	July 1, 2004
Grant Three	1.00%	Oct 1, 2004
Grant Four	2.5%	January 3, 2005
Grant Five	0.5%	May 17, 2005

The Grant will be earned based upon performance criteria achieved by the Company as defined below. At any time after the Company has implemented an effective ESOP program the Consultant may opt to accept Option grants in lieu of restricted Common Stock grants on a one for one basis. The Consultant may do so at each individual Grant Date.

The number of shares of Common Stock reflected by the Stock Percentage (“Consultant’s Shares”) shall be calculated against all issued and outstanding capital stock or other equity or conversion right in the Company inclusive of warrants (in aggregate the “Company Equity”).  With respect to any convertible stock of the Company, including without limitation preferred stock classes C and D, and any other conversion right, the calculation determining the number of Consultant’s Shares shall be made as if each such conversion had taken place in accordance with the conversion rights associated with such security, (without regard to limitations on the number of shares that may be converted in a single instance or in a defined period), on the Final Date (“Imputed Conversion”).  The price of the Common Stock to be used for calculating the Imputed Conversion shall be the average price of the Common Stock for the 10 business days prior to the Final Date reflected on the NASD/OTCBB Market or if the Common Stock is no longer listed on that market, the principal securities exchange or trading market on which the Common Stock is listed or traded, including the pink sheets.  With respect to each Grant the final calculation of the total number of Consultant’s Shares shall be made within fifteen days of the Final Date, in accordance with the following formula (“Formula”):

Total # Consultant’s Shares = applicable Stock Percentage x the Equity

The Equity = Company Equity outstanding as of the Final Date

+ number of Common Shares resulting from Imputed Conversion

Each Grant is conditioned upon the Company achieving its year-end performance objectives for revenue and profitability, based on a plan to be ratified by the Board of the Company during regularly scheduled meetings for each of the applicable years.  For example, whether Grant One occurs will be measured against the plan set forth by the Board in the first quarter of year 2004 for year 2004.

The subject shares issued via each share grant are non transferable and subject to forfeiture.

THE PARTIES ACKNOWLEDGE THAT EACH HAS READ THIS AMENDMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS.  FURTHER, THE PARTIES AGREE THAT THE AGREEMENT, AS

AMENDED BY THE AMENDMENT AND ANY EXHIBITS THERETO ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PROPOSALS OR ALL PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF.

ACCEPTED AND AGREED:

Markland Technologies, Inc.	verdi consulting, inc.
By: Joseph P. Mackin. President	By: Chad Verdi.
_________________________________	_______________________________

Date: _____________________________	Date: _____________________________